Qnity Electronics, Inc.	EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Michael G. Goss, Interim Chief Financial Officer of Qnity Electronics, Inc. (the “Company”), certify that:

1.the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL G. GOSS
Michael G. Goss
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
August 4, 2026

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Qnity Electronics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.